UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2024

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 09, 2024, Liberty Star Minerals listed on the OTCQB Markets: LBSR, (Company) updated initial channel sampling assay results to date from its wholly owned Red Rock Canyon Gold Project (RRC) within its Hay Mountain Project in southeast Arizona. The RRC may possess commercially important metals associated with porphyry copper-gold-moly geologic structures, well represented in the area from central Arizona to northern Mexico. The presence of bonanza grade gold on this first outing is consistent with findings from previous investigations of the area (2020 / 2021 geochemical sampling). Overall, these findings reinforce the Company’s expectation that the RRC may possess significant quantities of near surface high grade gold.

Results are from channel samples across 23 jasperoid lenses, comprising 116 samples total, including QA/QC samples submitted to the ALS Labs facility in Tucson, Arizona. Channel sampling continues in the area with additional samples expected to go the ALS lab in about two weeks.

Recent field work has identified numerous sub crops of jasperoid represented on the surface by elongated zones of iron oxide-stained jasper and jasper breccia float. Additional specific samples will be collected and analyzed to facilitate planning for a future, mechanized phase of the project.

Chief Geologist Jim Bryce comments, “This is exciting news, with over 30% of the lenses sampled so far reporting more than 1.5 g/t Au over their full widths, and those that don’t are still mineralized. The scattered high to bonanza grades encountered are correlating well with historical chip sampling on some of the lenses ranging from 14.9 g/t to 85.8 g/t. Our next steps will be to continue with the channel sampling and begin to get this information into a 3D modelling software to better understand the RRC mineralization and plan for future work on the site. The information gained by this survey will be instrumental in helping us to expand the known mineralization at RRC through drilling. The grades we have seen to date indicate the presence of a broad, epithermal gold system within the RRC boundaries. This system is almost certainly related to the suspected copper/gold porphyry system nearby in the Hay Mountain property.”

A summary table of results greater than 1.5 g/t is provided below:

Lense	Sample #	From ‘	To ‘	Assay
2	475696	8	10	1.74
3	475704	8	10	3.62
4	475708	4	6	4.42
6	475718	2	4	2.28
7	475727	2.66	4	38.3
8	475733	2	3	85.8
11	475747	2	3	2.03
12	475752	3.33	5.08	14.9
14	475755	2	4	1.505
15	475762	2.33	3.5	16.2
18	475775	2	3	3.24
20	475782	1	2	1.775
	475784	3	4	2.37
21	475786	2	4	1.73
	475792	3	4	3.02

Liberty Star Minerals follows industry standards with regards to sample collection, chain of custody and Quality Assurance – Quality Control. QA/QC samples consist of blanks, standards and sample duplicates. These are inserted into the sample stream every 10th sample. All samples are delivered directly to the ALS preparation laboratory in Tucson AZ, which ships the final prepared pulps to the main ALS analytical laboratory in Vancouver Canada.

ON BEHALF OF THE BOARD OF DIRECTORS

Liberty Star Minerals

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.50	Liberty Star Finds Bonanza Grade Gold Samples up to 85.8 g/t over 1’ at the Red Rock Canyon Gold Exploration Property, SE Arizona

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: July 9, 2024	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO